UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2012

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On August 1, 2012, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Celadon Group, Inc., a Delaware corporation, (the "Company"), in recognition of the Company's financial and operating results and the contribution of certain named executive officers to such results, increased the salaries and granted cash bonuses as described below.

Salary Increase

The Compensation Committee approved a salary increase for Kenneth Core, the Company's Vice President and Secretary such that his annualized salary will increase effective August 1, 2012, to $145,000 per year.

Cash Bonus

On August 1, 2012, the Compensation Committee also approved payment of cash bonuses to Kenneth Core and William E. Meek, effective immediately.

The following table sets forth the cash bonus amount paid to each recipient.

Name and Position	Cash Bonus Amount
Kenneth Core Vice President and Secretary	$40,000
William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer	$125,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 6, 2012	By:	/s/ William E. Meek
William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer